Exhibit 10.3
Execution Copy
ESCROW AGREEMENT
     THIS AGREEMENT is made and entered into and effective as of May ___, 2007 by and among Grubb & Ellis Company, a Delaware corporation (“G&E”), NNN Realty Advisors, Inc., a Delaware corporation (the “Company”) and Wilmington Trust Company, a Delaware banking corporation, as “Escrow Agent.” Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement (as defined below), a copy of which has been delivered to the Escrow Agent.
     WHEREAS, G&E, B/C Corporate Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of G&E (“Merger Sub”), and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub, with the Company as the surviving corporation; and
     WHEREAS, the Merger Agreement requires the Company to deposit into escrow pursuant to this Agreement an amount equal to Twenty Five Million Dollars ($25,000,000) (the “Escrow Amount”), which shall be used to satisfy amounts that may be payable to G&E under certain provisions of Section 8.2 of the Merger Agreement.
     NOW, THEREFORE, in consideration of the premises, and in further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:
I. Designation as Escrow Agent.
     Subject to the terms and conditions hereof, the Company and G&E hereby appoint Wilmington Trust Company as Escrow Agent and Wilmington Trust Company hereby accepts such appointment.
II. Deposit of Escrow Funds.
     (a) Upon execution of this Agreement (or if not a Business Day, then on the next Business Day), the Company shall deposit in accordance with Section 8.2 of the Merger Agreement, the Escrow Amount into an account (the “Escrow Account”) established with Escrow Agent. Receipt of the Escrow Amount shall be promptly acknowledged by the Escrow Agent in the manner set forth in Section V to Company and G&E.
     (b) Escrow Agent hereby agrees, upon the receipt of the Escrow Amount, to hold and safeguard the Escrow Amount in the Escrow Account, together with all investments thereof and all interest, gains, dividends, distributions, or other income or capital appreciation accumulated thereon and proceeds therefrom (together with the Escrow Amount, the “Escrow Funds”), in escrow upon the terms and conditions set forth in this Agreement and shall not disburse funds from the Escrow Account except as provided herein; it being understood that, upon release of Escrow Funds pursuant to Section III, any interest, gains, dividends, distributions, or other income or capital appreciation shall be paid to the Company or G&E, as applicable, in proportion to the amount, if any, of the Escrow Amount paid to them in connection with such release.
     (c) Escrow Agent shall invest and reinvest the Escrow Funds in Permitted Investments as defined in Section XVI.

III. Disbursement of Escrow Account.
     (a) As between G&E and the Company, except as provided herein, the rights of, in and to the Escrow Funds shall be governed by and determined pursuant to the Merger Agreement. Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, title to Escrow Funds shall not pass to G&E unless and until the time that the Escrow Agent distributes any such funds to G&E in accordance with this Agreement.
     (b) Disbursement of Escrow Funds. At any time prior to the earlier of (i) the Outside Date (as may be extended pursuant to Section 8.1(b)(i) of the Merger Agreement) (ii) or five (5) Business Days after the termination of the Merger Agreement in accordance with its terms (the “Termination Date”), G&E or the Company (as applicable, the “Claimant”) may deliver to the Escrow Agent and the other party hereto contemporaneously a written notice of a claim (a “Notice of Claim”) to all or a specified portion of the Escrow Funds. The non-submitting party shall have five (5) Business Days after the receipt of the Notice of Claim (the “Claim Dispute Period”) to contemporaneously deliver to each of the Escrow Agent and the Claimant a written notice stating that it disputes the claim contained in the Notice of Claim, and setting forth in reasonable detail the reason why, in good faith, the non-submitting party is disputing the Notice of Claim (the “Notice of Dispute”). If the Escrow Agent and Claimant have not received such Notice of Dispute within the Claim Dispute Period, the portion of the Escrow Funds specified in the Notice of Claim shall be disbursed by the Escrow Agent within five (5) Business Days after the expiration of the Claim Dispute Period in accordance with the directions contained therein. If the Escrow Agent and Claimant receive a Notice of Dispute within the Claim Dispute Period, the Escrow Agent shall not release the portion of the Escrow Funds relating to the Notice of Dispute until the receipt of (i) written instructions executed jointly by the Company and G&E directing the Escrow Agent to cause the delivery of all or a specified portion of the Escrow Funds to the appropriate party or parties (a “Joint Notice of Release”) or (ii) a final judgment of a court of competent jurisdiction deciding such dispute has been rendered, as evidenced by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired (a “Final Court Order”). The Escrow Agent shall thereupon distribute within five (5) Business Days all or a portion of the Escrow Funds in accordance with the directions contained in the Joint Notice of Release or the Final Court Order with respect thereto.
     (c) Termination of Agreement and Release of Escrow Funds.
          (i) The portion of the Escrow Funds not subject to a Notice of Claim or a Hold Back Notice (as that term is defined herein below) and not previously disbursed shall be disbursed to the Company pursuant to written instructions from the Company, dated a date subsequent to the Termination Date, to the Escrow Agent, and this Agreement, except for the provisions in Section IV(e) hereof, shall terminate on the close of business on the Termination Date, unless prior to the close of business on the Termination Date (or the close of business on the Business Day prior to the Termination Date, if the Termination Date is not a Business Day) the Escrow Agent shall have received: (i) any Notice of Claim for which the Claim Dispute Period for filing the appropriate Notice of Dispute shall not have expired (“Outstanding Notice of Claim”); (ii) any written notice stating that the Merger Agreement has been terminated pursuant to Section 8.1(b)(iii) of the Merger Agreement and the provisions of Section 8.2(j) of the Merger Agreement are applicable, and as such the Escrow Agent shall retain Fifteen Million ($15,000,000) Dollars in the Escrow Account (the “Hold Back Notice”), or (iii) any Notice of Claim for which the appropriate Notice of Dispute shall have been filed and for which the Escrow Agent shall not have received the appropriate Joint Notice of Release or a Final Court Order with respect thereto (“Outstanding Notice of Dispute”). The Escrow Agent shall be entitled to rely upon a Joint Notice of Release as to the satisfaction of the conditions resulting in a termination of the Agreement.

          (ii) If the Escrow Agent is in possession of any Outstanding Notice of Claim, Outstanding Notice of Dispute or Hold Back Notice on the Termination Date, the Escrow Agent shall disburse to the Company pursuant to written instructions from the Company to the Escrow Agent within five (5) Business Days after the Termination Date the portion of the Escrow Funds in excess of the aggregate, without duplication, of the amount of the Escrow Funds subject to all Outstanding Notices of Claim and Outstanding Notices of Dispute, or the Hold Back Notice. Furthermore, this Agreement shall remain in effect according to the terms herein until the Escrow Agent shall have released in accordance with the provisions set forth below all of the Escrow Funds remaining subject to this Agreement, at which time, except for the provisions in Section IV(e) hereof, this Agreement shall terminate. From and after the Termination Date, (x) the portion of the Escrow Funds subject to any Outstanding Notice of Claim for which the appropriate Notice of Dispute shall not have been received by the Escrow Agent within the applicable Claim Dispute Period shall be released to G&E or Company, as applicable, as directed in the Notice of Claim, within five (5) Business Days after the expiration of the Claim Dispute Period; and (y) if a Notice of Dispute with respect to a Notice of Claim is received within the applicable Claim Dispute Period, such Notice of Dispute shall be treated as an Outstanding Notice of Dispute, and the portion of the Escrow Funds subject to all Outstanding Notices of Dispute shall only be released upon receipt of appropriate Joint Notices of Release or a Final Court Order with respect thereto.
     (d) The Escrow Agent is hereby authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Funds consisting of investments to provide for distributions required to be made under this Agreement.
IV. Authority of Escrow Agent and Limitation of Liability.
     (a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.
     (b) At or prior to execution of this Agreement, each of the Company and G&E shall deliver to the Escrow Agent in writing a list of authorized signatories with respect to any notice, demand, instruction or other document or communication required or permitted to be furnished to the Escrow Agent hereunder, and the Escrow Agent shall be entitled to rely on such list with respect to any party until a new list is furnished by such party to the Escrow Agent. In the event funds transfer instructions are given, whether in writing or by telecopier, the Escrow Agent will seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 1. The undersigned is authorized to certify that the signatories on Schedule 1 are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Company’s or G&E’s executive officers (“Executive Officers”). Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or G&E to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Amount for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.
     (c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.
     (d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its reasonable discretion, to be satisfactory.
     (e) The Company and G&E hereby agree, jointly and severally, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which an Indemnified Party may incur by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent’s gross negligence, bad faith or willful misconduct. Escrow Agent shall not be held liable for any error of judgment made in good faith by an officer of Escrow Agent unless it shall be proved that Escrow Agent was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The terms of this paragraph shall survive termination of this Agreement. As security for amounts owing to Escrow Agent under this Agreement, Escrow Agent shall have a lien against the Escrow Funds, which lien shall be prior to the rights of the Company and G&E.
     (f) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved in accordance with the provisions of this Agreement to the reasonable satisfaction of Escrow Agent.
     (g) Escrow Agent may resign as Escrow Agent, and, upon its resignation, shall be discharged from any and all further duties and obligations under this Agreement by giving notice in writing of such resignation to the Company and G&E. The Escrow Agent’s resignation shall not occur prior to: (i) thirty (30) days after the date of such notice, and (ii) the Escrow Agent’s delivering the Escrow Fund to any successor Escrow Agent jointly designated by the Company and G&E in writing, or by any court of competent jurisdiction. Upon completion of the conditions in Sections IV(g)(i) and (ii) above, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. Upon the resignation of Escrow Agent, the Company and G&E shall, within thirty (30) Business Days after receiving the foregoing notice, designate a substitute escrow agent (the “Substitute Escrow Agent”), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder. In the event the Company and G&E shall not have delivered to Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned thirty (30) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Company and G&E and from the Escrow Account. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Account to a successor Escrow Agent.

     (h) The Escrow Agent shall be entitled to receive fees for its service under this Agreement in the amount set forth on Schedule 2 hereto (the “Escrow Fees”). The Escrow Agent shall also be entitled to be reimbursed for the reasonable expenses incurred by it in the performance of its obligations under this Agreement, including the reasonable fees of legal counsel which the Escrow Agent may deem necessary to advise it in connection with its obligations under this Agreement. The Escrow Fees and all reasonable expenses of the Escrow Agent shall be paid one-half by Company and one-half by G&E.
V. Notices.
     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if sent by cable, telecopy, telegram or facsimile (which is confirmed by the intended recipient), when sent, (c) if sent by overnight courier service, on the next Business Day after being sent, or (d) if mailed by certified or registered mail, return receipt requested, with postage prepaid, five Business Days after being deposited in the mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to G&E, to:

Grubb & Ellis Company

Attn:

with a copy (which shall not constitute notice) simultaneously and by like means to:

Zukerman Gore & Brandeis, LLP

Attn:

If to Company, to:

NNN Realty Advisors, Inc.

Attn:

with a copy (which shall not constitute notice) simultaneously and by like means to:

Attn:

If to Escrow Agent, to:

Wilmington Trust Company

Attn:

VI. Amendment.
     This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.
VII. Inspection.
     All funds or other property held as part of the Escrow Funds shall, at all times, be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may, at any time during the Escrow Agent’s business hours (with reasonable notice), inspect any records or reports relating to the Escrow Account.
VIII. Accounting by Escrow Agent.
     The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing among the Company, G&E and the Escrow Agent. Within 15 days following the close of each month and within five days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to the Company and G&E a written account of its administration of the Escrow Account during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Escrow Account at the end of such month or as of the date of such removal or resignation, as the case may be.
IX. Binding Effect; Benefit; No Assignment.
     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Except as expressly provided herein, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; provided, however, that the Company from time to time may assign and grant a security interest in this Agreement or its rights, title and interest under this Agreement for collateral security purposes to (i) any of Company’s subsidiaries, or (ii) any other Affiliates of Company. Upon such permitted assignment, the references in this Agreement to Company shall also apply to any such assignee unless the context otherwise requires. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors, permitted assignees and legal representatives.

X. Headings.
     The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.
XI. Entire Agreement; Severability and Further Assurances.
     This Agreement and any exhibits and schedules attached hereto, and the Merger Agreement constitute the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of any other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.
XII. Termination.
     This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.
XIII. Taxes.
     The Company and G&E each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth in a fully executed W-8 or W-9 IRS form, which, upon execution of this Agreement, the Company and G&E shall provide to the Escrow Agent. In addition, all interest or other income earned under the Agreement shall be reported by the recipient to the IRS or any other taxing authority.
XIV. Governing Law.
     All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto, if any, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto, if any), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
XV. Drafting.
     The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

XVI. Permitted Investments.
     A “Permitted Investment” shall mean any of the following:
     (a) Wilmington Prime Money Market Fund Service Class Shares; and
     (b) U.S. Government Portfolio (Service class shares) of the Wilmington family of mutual funds or any other mutual funds for which Escrow Agent or any affiliate of Escrow Agent may serve as investment advisor or other service provider.
     The Company and G&E acknowledge that shares in the foregoing investments are not obligations of Wilmington Trust Company or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Escrow Agent hereunder.
XVII. Counterparts.
     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.
[This space is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRUBB & ELLIS COMPANY		WILMINGTON TRUST COMPANY, as Escrow Agent

By:		By:

Name:		Name:
Title:		Title:

Address:		Address:

Fax No.:		Fax No.:	(___)
Tel. No.:		Tel. No.:	(___)
Attention:		Attention:

NNN REALTY ADVISORS, INC

By:

Name:
Title:

Address:
Tel. No.:	(___)
Fax No.:
Attention:
[Signature Page to Escrow Agreement]

Schedule 1
Telephone Number(s) and authorized signature(s) for
Person(s) Designated to instruct and give Funds Transfer Instructions
If G&E:

	Name	Telephone Number	Signature
1.

2.

3.

If the Company:

	Name	Telephone Number	Signature
1.

2.

3.

Escrow Agent shall make telephone call-backs in accordance with Section IV of the Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

Schedule 2
Fee Arrangement
Escrow Agent Schedule of Fees

Annual Administration Fee	$
Covers acceptance of appointment as Escrow Agent including complete study of drafts of this Agreement and supporting documents in connection therewith, conferences until final Agreement is agreed upon, execution of final Agreement and administrative duties in connection with this Agreement.

Transaction Fees
a)	Purchase, sale, withdrawal, maturities calls and puts of domestic securities	$
b)	Physical delivery of domestic securities	$
c)	Purchase of Eurodollar certificate of deposit	$
d)	Principal amortizing securities(per pool/per month)	$
e)	Check Issuance Fee (per check issued and mailed)	$
f)	Wire charge (per transfer)
	Outgoing**	$
	Incoming**	$
g)	For each Form 1099	$
NOTE:
Subject to a legal and administrative review of the governing documents and acceptable indemnification for our fees and expenses from a creditworthy entity. Out of pocket expenses (including outside counsel’s fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately within 30 days from closing. Wilmington Trust requests that whenever possible, the Initial Fee and the first year’s Annual Administration Fee be paid on the closing date by wire transfer per the following wire transfer instructions: Wilmington Trust Company, Wilmington, Delaware; ABA No. 031100092; for credit to the account of Corporate Trust Administration — Income Account; Account No. 9974-0 (Income); Attn: Mary Saienni; Ref: Trustee Fees and Expenses (Grubb&Ellis/NNN Realty Advisors Escrow). Thereafter, the Annual Administration Fee is due and payable annually in advance on each anniversary of the closing date. Transaction Fees are due and payable annually in arrears. All fees are non-refundable and will not be prorated in the event of an early termination of the Trust. In the event that the transaction does not close, Wilmington Trust reserves the right to be paid its Initial Fee. All fees quoted are guaranteed for a period of 90 days.